Exhibit 4.4
BYLAWS
OF
RF MICRO DEVICES, INC.
As Amended and Restated
Through November 8, 2007

TABLE OF CONTENTS TO BYLAWS
OF
RF MICRO DEVICES, INC.
(As Amended and Restated Through November 8, 2007)

i

ii

BYLAWS
OF
RF MICRO DEVICES, INC.
(As Amended and Restated Through November 8, 2007)
ARTICLE 1 — OFFICES
     Section 1. Principal and Registered Office. The principal office of the corporation shall be located at Guilford County, North Carolina or at such other place as the board of directors may from time to time determine. The registered office of the corporation may, but need not, be the same as the principal office.
     Section 2. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the board of directors may from time to time determine or as the affairs of the corporation may require.
ARTICLE 2 — MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of North Carolina, as shall in each case be fixed by the chairman of the board, the chief executive officer, the president, the secretary or the board of directors and designated in the notice of the meeting.
     Section 2. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be designated by the chairman of the board, the chief executive officer, the president, the secretary or the board of directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.
     Section 3. Substitute Annual Meeting. If the annual meeting is not held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.
     Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the board, the president, the secretary or the board of directors of the corporation.
     Section 5. Notice of Meetings.
     (a) Written, printed or electronically transmitted notice stating the date, time and place of any shareholders’ meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary, the board of directors or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.
     (b) In the case of a special meeting, the notice of meeting shall specifically state the purpose of purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the purpose or purposes for which the meeting is called, unless such a statement is required by the provisions of applicable law.

     (c) When a meeting is adjourned for 120 days or more after the date fixed for the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for a period less than 120 days in any one adjournment, it is not necessary to give any notice of the date, time and place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless a new record date is set for the meeting.
     Section 6. Notice of Shareholder Proposals and Nominees for Election as Directors.
     (a) No business shall be transacted at a meeting of shareholders, except such business as shall be (i) specified in the notice of meeting given as provided in Section 5 of this Article, (ii) presented by or at the direction of the board of directors, or (iii) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting in compliance with the procedures set forth in this Section 6. In addition to the requirements of any applicable law with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the corporation (including the requirements of the Securities and Exchange Commission relating to shareholder proposals and director nominees), and subject to the provisions of the North Carolina Business Corporation Act as in effect from time to time, any shareholder desiring to introduce any business before any meeting of the shareholders of the corporation shall be required to deliver to the secretary written notice containing the information specified herein (i) in the case of an annual meeting, at least 60 days but no more than 90 days in advance of the first anniversary of the notice date of the corporation’s proxy statement for the preceding year’s annual meeting, and (ii) in the case of a special meeting, no later than the tenth day following the notice date for such meeting. In the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 90th day prior to such annual meeting and no later than the later of the 60th day prior to such annual meeting or the tenth day following the notice date for such meeting. The written notice required herein shall, as to each matter the shareholder proposes to bring before the meeting, contain the following information (in addition to any information required by applicable law): (i) the name and address of the shareholder who intends to present the proposal and the beneficial owner, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock owned by the shareholder and such beneficial owner; (iii) a description of the business proposed to be introduced to the shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owner may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.
     (b) Only persons who are nominated in accordance with the provisions set forth in these bylaws and who otherwise comply with director qualification standards established by the board of directors, a properly authorized committee of the board, or applicable law, rule or regulation shall be eligible to be elected as directors at a meeting of shareholders. Nominations of persons for election to the board of directors may be made at such meeting of shareholders only (i) by or at the direction of the board of directors (or a properly authorized committee of the board) or (ii) by any shareholder (A) who is a shareholder of record at the time of giving of notice provided for in this Section 6, (B) who shall be entitled to vote for the election of directors at the meeting, (C) who complies with the notice and other procedures set forth in this Section 6 and (D) whose nominee is determined by the board of directors (or a properly authorized committee of the board) to satisfy all applicable director qualification standards. Any shareholder desiring to nominate a person for election as a director of the corporation shall deliver to the Secretary a written notice at such time and containing (i) such information as set forth in Section 6(a) of this Article, (ii) such additional information concerning the nominee as would be required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision thereto), to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, and (iii) such additional information concerning the nominee as is deemed sufficient by the board of directors (or a properly authorized committee of the board) to establish that the nominee meets all minimum qualification standards or other criteria as may have been established by the board of directors (or any properly authorized committee of the board) or pursuant to applicable law, rule or regulation for service as a director. In addition, such notice shall be accompanied by a consent signed by each nominee to serve as a director if elected.

     (c) Failure of any shareholder to provide such notice in a timely and proper manner as set forth in this Section 6 shall authorize the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.
     (d) The provisions of Sections 6(a), 6(b) and 6(c) shall be effective as of the date following the 2004 annual meeting of shareholders. The previous provisions of Section 6 of the bylaws of the corporation prior to the amendment thereto on June 1, 2004 shall apply until the day following the 2004 annual meeting of shareholders.
     Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of that voting group exists with respect to that matter, except that in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn. Unless otherwise required by the North Carolina Business Corporation Act, the articles of incorporation or a bylaw adopted by the shareholders, a majority of the votes entitled to be cast by a voting group on a matter, represented in person or by proxy at a meeting of shareholders, shall constitute a quorum for that voting group for any action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Action may be taken by a voting group at any meeting at which a quorum of that voting group is represented, regardless of whether action is taken at that meeting by any other voting group.
     Section 8. Shareholders’ List. After a record date is fixed for a meeting, the secretary of the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting. Such list shall be arranged by voting group (and within each voting group by class or series of shares) and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be made available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at such other place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, personally or by or with his representative, is entitled to inspect the list at any time during the meeting or any adjournment.
     Section 9. Voting of Shares. Except as otherwise provided by the articles of incorporation or by applicable law, each outstanding share of voting capital stock of the corporation having voting rights, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. Unless otherwise provided in the articles of incorporation or by applicable law, cumulative voting for directors shall not be allowed. Action on a matter (other than the election of directors) by a voting group for which a quorum is present is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by applicable law or by the articles of incorporation or a bylaw adopted by the shareholders. Voting on all matters shall be by ballot, unless the chairman of the meeting determines otherwise. Absent special circumstances, the shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except that this provision shall not limit the power of the corporation to vote any shares, including shares of the corporation, held by it in a fiduciary capacity.
     Section 10. Proxies. Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the shareholder or his duly authorized attorney-in-fact. In addition, (a) an appointment in the form of an electronic record that bears the shareholder’s electronic signature and that may be directly reproduced in paper form by an automated process shall be deemed a valid appointment form, and (b) the corporation may permit a shareholder to appoint one or more proxies by any kind of telephonic transmission, even if not accompanied by written communication, under circumstances or together with information from which the corporation can reasonably assume that the appointment was made or authorized by the shareholder. An appointment of proxy is valid for 11 months from the date of its execution, unless a different period is expressly provided in the appointment form.

     Section 11. Inspectors of Elections.
     (a) Appointment of inspectors of election. The board of directors may appoint one or more voting inspectors to act at any meeting of shareholders or any adjournment thereof. If the board does not make such appointment, or if their appointees or any of them fail to appear or act at the meeting of shareholders, the chairman of the meeting may appoint such inspector or inspectors to act at the meeting.
     (b) Duties of inspectors. Unless the board of directors or the chairman of the meeting, as applicable, determines otherwise, the inspector or inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. On request of the board of directors or the chairman of the meeting, as applicable, the inspector or inspectors shall make a report in writing of any challenge or question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by him or them is prima facie evidence of the facts stated herein. The inspector or inspectors of election shall perform his or their duties impartially, in good faith, to the best of his or their ability and as expeditiously as is practical.
     Section 12. Conduct of Meetings.
     (a) Unless determined otherwise by the board of directors, the chairman of the board of the corporation shall act as chairman at all meetings of shareholders and the secretary or an assistant secretary of the corporation shall act as secretary at all meetings of shareholders.
     (b) The board of directors of the corporation may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board or the chairman of the meeting, may, to the extent not prohibited by applicable law, include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) rules and procedures for dismissal of business not properly submitted (including but in no way limited to matters described in Section 6 of this Article), (iv) limitations on attendance at or participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (v) restrictions on entry to the meeting after the time fixed for the commencement thereof, (vi) limitations on the time allotted for questions or comments by participants and (vii) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.
     Section 13. Attendance by Electronic Means. If and to the extent authorized by the board, a shareholder or the shareholder’s proxy not physically present at a shareholders meeting may attend the meeting by electronic or other means of remote communication that allows the shareholder or proxy (a) to read or to hear the meeting proceedings substantially concurrently as the proceedings occur, (b) to be read or to be heard substantially concurrently as the shareholder or proxy communicates, and (c) to vote on matters to which the shareholders or proxy is entitled to vote.

ARTICLE 3 — BOARD OF DIRECTORS
     Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the board of directors except as otherwise provided by the articles of incorporation or by applicable law.
     Section 2. Number, Term and Qualification. The number of directors of the corporation shall be not less than seven nor more than 11 individuals. The number of directors within the maximum and minimum shall be determined from time to time by resolution adopted by the board of directors or the shareholders of the corporation. In the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of shareholders, unless the number is changed prior to such meeting by action of the board of directors. Each director’s term shall expire at the annual meeting next following the director’s election as a director, provided that, notwithstanding the expiration of the term of the director, the director shall continue to hold office until a successor is elected and qualifies or until his death, resignation, removal or disqualification or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next annual meeting of shareholders. Directors need not be residents of the state of North Carolina or shareholders of the corporation unless the articles of incorporation so provide.
     Section 3. Removal. Directors may be removed from office with or without cause (unless the articles of incorporation provide that directors may be removed only for cause), provided the notice of the shareholders’ meeting at which such action is to be taken states that a purpose of the meeting is removal of the director and the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
     Section 4. Vacancies. Except as otherwise provided in the articles of incorporation, a vacancy occurring in the board of directors, including, without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors or by the sole director remaining in office. The shareholders may elect a director at any time to fill a vacancy not filled by the directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     Section 5. Compensation. The board of directors may compensate directors for their services as such and may provide for the payment of expenses incurred by the directors in connection with such services. Any director may serve the corporation in any other capacity and receive compensation therefor.
     Section 6. Chairman and Vice Chairman of the Board of Directors. The chairman of the board of directors shall be elected by the board of directors from among its members, shall preside at meetings of the board of directors and shall have such other authority and perform such other duties as the board of directors shall designate. The vice chairman, if elected, shall have such authority and perform such duties as the board of directors shall designate.
ARTICLE 4 — MEETINGS OF DIRECTORS
     Section 1. Annual and Regular Meetings. The annual meeting of the board of directors shall be held on the same day as the annual meeting of the shareholders, or at such other date, time and place as the board of directors may determine. The board of directors may by resolution provide for the holding of regular meetings of the board on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on a date designated in the notice of the meeting, if any, during either the same week in which the regularly scheduled date falls or during the preceding or following week, unless the board of directors determines otherwise. Regular meetings of the board shall be held at the principal office of the corporation or at such other place as may be designated in the notice or resolution, as applicable.
     Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chief executive officer, the president, the secretary or any two directors. Such meetings may be held at the time and place designated in the notice of the meeting.

     Section 3. Notice of Meetings; Waiver of Notice.
     (a) Unless the articles of incorporation provide otherwise, the annual and regular meetings of the board of directors may be held without notice of the date, time, place or purpose of the meeting. Each member of the board of directors shall be given notice by telephone, telecopy, letter, electronic delivery or in person, stating the date, time and place of each special meeting not less than two days before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by applicable law, the articles of incorporation or the bylaws.
     (b) A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.
     Section 4. Quorum. Except as otherwise provided in the articles of incorporation or the bylaws, a majority of the number of directors prescribed by or pursuant to the bylaws, or if no number is prescribed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at a meeting of the board of directors.
     Section 5. Manner of Acting. Except as otherwise provided in the articles of incorporation or the bylaws, the affirmative vote of a majority of the number of directors in office immediately before the meeting begins and present at the meeting shall be the act of the board of directors.
     Section 6. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or a committee of the board at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon arrival) to holding, or transacting business at, the meeting, or unless his dissent or abstention from the action taken is entered in the minutes of the meeting or unless he shall file written notice of his dissent or abstention to such action with the presiding officer of the meeting before its adjournment or with the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not apply to a director who voted in favor of such action.
     Section 7. Action Without Meeting. Unless otherwise provided in the articles of incorporation or the bylaws, action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means. Action taken without a meeting is effective when the last director signs the consent, unless the consent specifies a different effective date.
     Section 8. Meeting by Communications Device. Unless otherwise provided by the articles of incorporation, the bylaws or the board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE 5 — COMMITTEES
     Section 1. Election and Powers. Unless otherwise provided by the articles of incorporation or the bylaws, a majority of the board of directors may create one or more committees and appoint two or more directors to serve at the pleasure of the board on each such committee. To the extent specified by the board of directors or in the articles of incorporation or the bylaws, each committee shall have and may exercise the powers of the board in the management of the business and affairs of the corporation, except that no committee shall have authority to do the following:
     (a) Authorize distributions.
     (b) Approve or propose to shareholders action required to be approved by shareholders.
     (c) Fill vacancies on the board of directors or on any of its committees.
     (d) Amend the articles of incorporation.
     (e) Adopt, amend or repeal the bylaws.
     (f) Approve a plan of merger not requiring shareholder approval.
     (g) Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors.
     (h) Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.
     Section 2. Removal; Vacancies. Any member of a committee may be removed at any time with or without cause, and vacancies in the membership of a committee by means of death, resignation, disqualification or removal shall be filled by a majority of the whole board of directors.
     Section 3. General Committee Matters. The provisions of Article 4 governing meetings of the board of directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the board and its members.
     Section 4. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the board of directors at or before the next meeting of the board.
ARTICLE 6 — OFFICERS
     Section 1. Titles. The officers of the corporation shall be a chief executive officer, a president, a vice president, a secretary and a treasurer and may include an executive vice president, one or more additional vice presidents, a controller, one or more assistant secretaries, one or more assistant treasurers, one or more assistant controllers, and such other officers as the board may from time to time elect or as may otherwise be elected pursuant to this Article. The officers shall have the authority and perform the duties as set forth herein or as from time to time may be prescribed by the board of directors, a duly designated committee of the board or by the chief executive officer (to the extent that the chief executive officer is authorized by the board of directors or a duly designated board committee to prescribe the authority and duties of officers). Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.
     Section 2. Election and Appointment; Term. The officers of the corporation shall be elected from time to time by the board of directors or a duly designated committee of the board or appointed from time to time by the chief executive officer (to the extent that the chief executive officer is authorized by the board or a duly designated board committee to appoint officers). Each officer shall hold office until a successor is elected and qualified, or until his resignation, retirement, death, removal or disqualification.
     Section 3. Removal. The board of directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the chief executive officer may be removed or terminated at any time with or without cause by a duly designated committee of the board or by a superior officer. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.
     Section 4. Vacancies. Vacancies among the officers may be filled and new offices may be created and filled by the board of directors, by a duly designated committee of the board or by the chief executive officer (to the extent authorized by the board or a duly designated board committee).
     Section 5. Compensation. The compensation of the officers shall be fixed by the board of directors or by or under the direction of a duly designated committee of the board or other officer or officers designated by the board or a duly designated board committee.
     Section 6. Chief Executive Officer. The chief executive officer shall have full executive powers, shall be the principal executive officer of the corporation, shall have and exercise all powers, duties and authority incident to the office of chief executive officer and shall, subject to the direction and control of the board, supervise, direct and control the management of the corporation in accordance with these bylaws.
     Section 7. President. In the absence of the chief executive officer and unless otherwise determined by the board, the president shall be in general charge of the affairs of the corporation in the ordinary course of its business and shall preside at meetings of the shareholders. The president may perform such acts, not inconsistent with applicable law or the provisions of these bylaws, as may be performed by the president of a corporation. The president shall have such other powers and perform such other duties as the board of directors shall designate or as may be provided by applicable law or elsewhere in these bylaws.
     Section 8. Other Officers. Each other officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his office or prescribed by the board or, with respect to offices other than the chief executive officer (and except as otherwise determined by the board), by the board, a duly designated committee of the board or the chief executive officer.
     Section 9. Bonds. The board of directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the board of directors.
     Section 10. Voting Upon Stocks. Unless otherwise ordered by the board of directors, the chief executive officer shall have full power and authority in behalf of the corporation to attend, act and vote at meetings of the shareholders of any corporation in which this corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the corporation might have possessed and exercised if present. The board of directors may by resolution from time to time confer such power and authority upon any other person or persons.
ARTICLE 7 — CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares and Stock Transfer Records.
     (a) The board of directors may authorize the issuance of some or all of the shares of the corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the board of directors. Certificates shall be signed, either manually or in facsimile, (i) by the chief executive officer, the president or a vice president and by the secretary, assistant secretary, treasurer or assistant treasurer, or (ii) by any two officers designated by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the corporation. When shares are represented by certificates, the corporation shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the articles of incorporation, bylaws or any other instrument the rights and obligations of shareholders are identical, whether or not their shares are represented by certificates.
     (b) The corporation shall keep, or cause one or more stock transfer agents to keep, the stock transfer records of the corporation, which shall reflect the name and address of each shareholder of record, the number and class or series of shares issued to each shareholder of record and the date of issue of each such share. The board of directors may designate a registrar to register each certificate that is issued either manually or by use of a facsimile signature.
     Section 2. Regulations. The board of directors may make rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the corporation.
     Section 3. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date for the determination of shareholders. The record date shall be not more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders. The board of directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the board of directors for such determination, the record date shall be the date the board of directors authorizes the distribution or share dividend. If no record date is fixed for action without a meeting, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs a consent to the action taken.
     Section 4. Lost, Stolen or Destroyed Certificates. The board of directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of (a) an affidavit from the person explaining the loss, destruction or wrongful taking, and (b) a bond from the claimant in a sum as the corporation may reasonably direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken. The board of directors may, in its discretion, waive the affidavit and bond and authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken.
ARTICLE 8 — INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 1. Indemnification Provisions. Any person who at any time serves or has served as a director or officer of the corporation or of any wholly owned subsidiary of the corporation, or in such capacity at the request of the corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary thereof (a “Claimant”), shall have the right to be indemnified and held harmless by the corporation to the fullest extent from time to time permitted by law against all liabilities and litigation expenses (as hereinafter defined) in the event a claim shall be made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the corporation, including all appeals therefrom (a

“proceeding”), arising out of such service; provided, that such indemnification shall not be effective with respect to (a) that portion of any liabilities or litigation expenses with respect to which the Claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the Claimant’s activities which were at the time taken known or believed by the Claimant to be clearly in conflict with the best interests of the corporation.
     Section 2. Definitions. As used in this Article, (a) “liabilities” shall include, without limitation, (i) payments in satisfaction of any judgment, money decree, excise tax, fine or penalty for which Claimant had become liable in any proceeding and (ii) payments in settlement of any such proceeding subject, however, to Section 3 of this Article 8; (b) “litigation expenses” shall include, without limitation, (i) reasonable costs and expenses and attorneys’ fees and expenses actually incurred by the Claimant in connection with any proceeding and (ii) reasonable costs and expenses and attorneys’ fees and expenses in connection with the enforcement of rights to the indemnification granted hereby or by applicable law, if such enforcement is successful in whole or in part; and (c) “disinterested directors” shall mean directors who are not party to the proceeding in question.
     Section 3. Settlements. The corporation shall not be liable to indemnify the Claimant for any amounts paid in settlement of any proceeding effected without the corporation’s written consent. The corporation will not unreasonably withhold its consent to any proposed settlement.
     Section 4. Litigation Expense Advances.
     (a) Except as provided in subsection (b) below, any litigation expenses shall be advanced to any Claimant within 30 days of receipt by the secretary of the corporation of a demand therefor, together with an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses. The secretary shall promptly forward notice of the demand and undertaking immediately to all directors of the corporation.
     (b) Within 10 days after mailing of notice to the directors pursuant to subsection (a) above, any disinterested director may, if desired, call a meeting of all disinterested directors to review the reasonableness of the expenses so requested. No advance shall be made if a majority of the disinterested directors affirmatively determines that the item of expense is unreasonable in amount; but if the disinterested directors determine that a portion of the expense item is reasonable, the corporation shall advance such portion.
     (c) Without limiting the rights contained in subsection (a) above, the board of directors may take action to advance any litigation expenses to a Claimant upon receipt of an undertaking by or on behalf of the Claimant to repay to the corporation such amount unless it is ultimately determined that the Claimant is entitled to be indemnified by the corporation against such expenses.
     Section 5. Approval of Indemnification Payments. Except as provided in Section 4 of this Article, the board of directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by Section 1 of this Article, including, without limitation, making a good faith evaluation of the manner in which the Claimant acted and of the reasonable amount of indemnity due the Claimant. In taking any such action, any Claimant who is a director of the corporation shall not be entitled to vote on any matter concerning such Claimant’s right to indemnification.
     Section 6. Suits by Claimant. No Claimant shall be entitled to bring suit against the corporation to enforce his rights under this Article until 60 days after a written claim has been received by the corporation, together with any undertaking to repay as required by Section 4 of this Article. It shall be a defense to any such action that the Claimant’s liabilities or litigation expenses were incurred on account of activities described in clause (b) of Section 1, but the burden of proving this defense shall be on the corporation. Neither the failure of the corporation to determine that indemnification of the Claimant is proper, nor determination by the corporation that indemnification is not due because of application of clause (b) of Section 1, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

     Section 7. Consideration; Personal Representatives and Other Remedies. Any Claimant who during such time as this Article or corresponding provisions of predecessor bylaws is or has been in effect serves or has served in any of the capacities described in Section 1 shall be deemed to be doing so or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein or therein. The right of indemnification provided herein or therein shall inure to the benefit of the legal representatives of any Claimant hereunder, and the right shall not be exclusive of any other rights to which the Claimant or legal representative may be entitled apart from this Article.
     Section 8. Scope of Indemnification Rights. The rights granted herein shall not be limited by the provisions of Section 55-8-51 of the North Carolina General Statutes or any successor statute.
ARTICLE 9 — GENERAL PROVISIONS
     Section 1. Dividends and other Distributions. The board of directors may from time to time declare and the corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by the articles of incorporation or the bylaws.
     Section 2. Seal. The seal of the corporation shall be any form approved from time to time or at any time by the board of directors.
     Section 3. Contracts; Loans; Checks; Deposits.
     (a) The board of directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. In addition, unless the board determines otherwise, each officer shall have such authority as may be incident to his particular office to enter into contracts and execute and deliver instruments on behalf of the corporation.
     (b) No loans shall be contracted on behalf of the corporation and no evidence of indebtedness on behalf of the corporation shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.
     (c) All checks, drafts or orders for the payment of money issued in the name of the corporation shall be signed by the officer or officers or other individuals that the board of directors or the chief executive officer may from time to time designate.
     (d) All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as may be selected by or under the authority of the board of directors.
     Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.
     Section 5. Amendments. Unless otherwise provided in the articles of incorporation or a bylaw adopted by the shareholders or by law, these bylaws may be amended or repealed by the board of directors, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. These bylaws may be amended or repealed by the shareholders even though the bylaws may also be amended or repealed by the board of directors. A bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed (a) if originally adopted by the shareholders, only by the shareholders, unless such bylaw as originally adopted by the shareholders provides that such bylaw may be amended or repealed by the board of directors or (b) if originally adopted by the board of directors, either by the shareholders or by the board of directors. A bylaw that fixes a greater quorum or voting requirement may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

     Section 6. Applicability of Antitakeover Statutes. The provisions of Articles 9 and 9A of Chapter 55 of the North Carolina General Statutes shall not be applicable to the corporation.
     Section 7. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including but not limited to the North Carolina Business Corporation Act, applicable federal securities laws, rules and regulations and the rules and regulations of any applicable stock exchange or listing organization.